UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

EXAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	9 4-1741981
(State of Incorporation)	(I.R.S. Employer Identification No.)

48720 Kato Road
Fremont, CA 94538-1167
(Address of principal executive offices) (Zip Code)

2000 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED
(Full title of the plans)

Donald L. Ciffone, Jr.
Chairman of the Board, Chief Executive Officer and President
Exar Corporation
48720 Kato Road
Fremont, CA 94538-1167
(Name and address of agent for service)

(510) 668-7000
(Telephone number, including area code, of agent for service)

Copies to:
Matthew W. Sonsini, ESQ.
Wilson Sonsini Goodrich & Rosati, P. C.
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Stock Options and Common Stock (par value $.001)	1,500,000	$17.91	$26,857,500	$2,470.89

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on July 19, 2002 as reported on the Nasdaq National Market.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The contents of Registration Statements on Form S-8 No. 333-48226 filed with the Securities and Exchange Commission on October 19, 2000 are incorporated by reference herein.

EXHIBITS

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of PriceWaterhouseCoopers, L.L.P.

23.2	Consent of Deloitte & Touche, L.L.P.

23.3	Consent of Wilson Sonsini Goodrich & Rosati, P.C., is contained in Exhibit 5.1 to this Registration Statement.

24	Power of Attorney is contained on the signature page.

99.1	2000 Equity Incentive Plan, as amended and restated.

99.2	Form of Stock Option Grant Notice.

99.3	Nonstatutory Stock Option Agreement.

In accordance with the requirements of Item 8(b) of Part II of Form S-8, the Registrant will submit or has submitted the Plan, and any amendments thereto, to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes required by the IRS to qualify the Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on July 19, 2002.

EXAR CORPORATION

By:	/s/ DONALD L. CIFFONE, JR.
Donald L. Ciffone, Jr. Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald L. Ciffone, Jr and.Ronald W. Guire, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

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Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DONALD L. CIFFONE JR. Donald L. Ciffone Jr.	Chairman of the Board, Chief Executive Officer and President	July 19, 2002

/s/ RONALD W. GUIRE Ronald W. Guire	Executive Vice President, Chief Financial Officer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	July 19, 2002

/s/ RAIMON L. CONLISK Raimon L. Conlisk	Vice Chairman and Director	July 19, 2002

/s/ JAMES E. DYKES James E. Dykes	Director	July 19, 2002

/s/ FRANK P. CARRUBBA Frank P. Carrubba	Director	July 19, 2002

/s/ RICHARD PREVITE Richard Previte	Director	July 19, 2002

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of PriceWaterhouseCoopers, L.L.P.

23.2	Consent of Deloitte & Touche, L.L.P.

23.3	Consent of Wilson Sonsini Goodrich & Rosati, P.C., is contained in Exhibit 5.1 to this Registration Statement.

24	Power of Attorney is contained on the signature page.

99.1	2000 Equity Incentive Plan, as amended and restated.

99.2	Form of Stock Option Grant Notice.

99.3	Nonstatutory Stock Option Agreement.

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